As filed with the Securities and Exchange Commission on August 25, 2008

Registration No. 33-58911

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	62-1147325
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8410 WEST BRYN MAWR, SUITE 700

CHICAGO, ILLINOIS 60631

(773) 399-8900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

LeRoy T. Carlson, Jr., Chairman	with a copy to:
United States Cellular Corporation	Stephen P. Fitzell, Esq.
c/o Telephone and Data Systems, Inc.	Sidley Austin LLP
30 North LaSalle Street, Suite 4000	One South Dearborn Street
Chicago, Illinois 60602	Chicago, Illinois 60603
(312) 630-1900	(312) 853-7000

(Name, address, including zip code, and telephone  number, including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registrant’s Registration Statement No. 33-58911 is being filed to remove  from registration by means of such post-effective amendment securities which remain unissued thereunder.  Registration Statement No. 33-58911 registered the registrant’s Common Shares, $1.00 par value per share (the “Common Shares”) for issuance upon conversion of the registrant’s Liquid Yield Option Notes due 2015 (the “LYONs”), which were also registered and issued thereunder.

All of the LYONs registered pursuant to Registation Statement No. 3333-58911 were issued.  However, only a portion of the Common Shares issuable upon conversion of the LYONs and registered pursuant to Registration No. 33-58911 was issued.

The registrant has redeemed, converted, cancelled and retired the LYONs registered pursuant to Registration Statement No. 33-58911.  Accordingly, the registrant hereby removes from registration by means of this post-effective amendment the Common Shares registered pursuant to Registration Statement No. 33-58911 which remain unissued following the redemption, conversion, cancellation and retirement of the LYONs.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 25, 2008.

UNITED STATES CELLULAR CORPORATION

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Chairman

Signature Page to Post-Effective Amendment to Deregister

Registration Statement No. 33-58911